Exhibit 99.1

Contact:	Robert Bannon Director, Investor Relations (336) 335-7665

Lorillard Elects New Board Member

Jerry W. Levin Joins Lorillard Board as an Independent Director

GREENSBORO, N.C., March 31, 2014 – Lorillard, Inc. (NYSE: LO), the third largest tobacco company in the United States, today announced the election of Jerry W. Levin to its Board of Directors, effective immediately. The Board is now comprised of nine members, eight of whom are non-executive independent directors.

“We are delighted that Jerry has joined our Board. He brings extensive leadership and strategic experience within the consumer products industry to our Board’s already broad range of talents,” said Murray S. Kessler, Chairman, President and CEO of Lorillard, Inc. “We look forward to Jerry’s contributions as we work to achieve our goal to consistently deliver double digit total shareholder returns over the long term.”

Jerry W. Levin serves as Executive Chairman of Wilton Brands Inc., a creative consumer products company, a position he has held since 2009. He also served as Chief Executive Officer of Wilton Brands Inc. from 2009 to 2014. Mr. Levin served as Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm that he founded in 2005. Prior to that, he served as Chairman and interim Chief Executive Officer of Sharper Image Corporation, Chairman and Chief Executive Officer of American Household, Inc. (formerly Sunbeam Corporation) and Chairman and Chief Executive Officer of Revlon International Corporation. Mr. Levin also serves on the Board of Directors of U.S. Bancorp and Ecolab Inc.

About Lorillard, Inc.

Lorillard, Inc. (NYSE: LO), through its Lorillard Tobacco Company subsidiary, is the third largest manufacturer of cigarettes in the United States. Founded in 1760, Lorillard is the oldest continuously operating tobacco company in the U.S. Newport, Lorillard’s flagship premium cigarette brand, is the top selling menthol and second largest selling cigarette in the U.S. In addition to Newport, the Lorillard product line has four additional cigarette brand families marketed under the Kent, True, Maverick and Old Gold brand names. These five brands include 43 different product offerings which vary in price, taste, flavor, length and packaging. Lorillard, through its other subsidiaries, is also a leading global electronic cigarette company, marketed under the blu eCigs and SKYCIG brands. Newport, Kent, True, Maverick, Old Gold, blu eCigs and SKYCIG are the registered trademarks of Lorillard and its subsidiaries. Lorillard maintains its corporate headquarters and manufactures all of its traditional cigarette products in Greensboro, North Carolina.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. In addition, any statement that may be provided by management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Lorillard, Inc. are also forward-looking statements as defined by the Reform Act.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those anticipated or projected. Information describing factors that could cause actual results to differ materially from those in forward-looking statements is available in Lorillard, Inc.’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available from the SEC over the Internet or in hard copy, and are available on our website at www.lorillard.com. Forward-looking statements speak only as of the time they are made, and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.